UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 3, 2016

BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-4802	22-0760120
(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880
(Address of Principal Executive Offices)	(Zip Code)

(201) 847-6800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 3, 2016, Becton, Dickinson and Company (“BD”) issued a press release announcing its financial results for its first fiscal quarter ending December 31, 2015. A copy of the press release is furnished as Exhibit 99.1 to this report.

The press release furnished as Exhibit 99.1 contains certain financial measures that differ from those presented in accordance with U.S. generally accepted accounting principles (“non-GAAP measures”), as follows:

•	Revenues. We present U.S and total revenues (including safety revenues) for the first quarter of fiscal year 2016 after adjusting for a write down of deferred revenue made in connection with our acquisition of CareFusion Corporation (“CareFusion”) in March 2015, which served to lower reported revenues for the period. We also present international and total revenue growth rates (and revenue growth relating to our safety products) for this period, and anticipated total revenue growth for fiscal year 2016, after eliminating the effect of foreign currency translation. We believe that these measures of revenues and revenue growth allow investors to better understand the underlying performance of BD and facilitate comparisons to prior periods, as well as better understand our fiscal year 2016 guidance in relation to our fiscal year 2015 performance.

We also present revenues and revenue growth rates for the quarter (including safety revenues), and our estimated revenue growth for fiscal year 2016, on a “comparable” basis, which means assuming the acquisition of CareFusion occurred at the start of BD’s 2015 fiscal year. We provide these measures after eliminating the effect of foreign currency translation for the reasons discussed above, where applicable. We believe these comparable measures allow investors to better understand the underlying revenue performance (and anticipated revenue performance) of the combined company.

•	Earnings Per Share. We present diluted earnings per share (“EPS”) for the first quarter of fiscal years 2015 and 2016 after adjusting for financing, transaction, integration and restructuring costs associated with the CareFusion acquisition, purchase accounting adjustments and litigation charges. We believe that adjusting for these items, which are not considered by management to be part of our ordinary operations, allows investors to better understand the operating results of BD for the periods presented and facilitates comparisons between the periods shown. We also show the growth in adjusted EPS for the first quarter of fiscal year 2016 compared to the prior year period after eliminating the impact of foreign currency translation to better enable investors to understand BD’s underlying earnings performance for this period compared to the prior year period.

We also present estimated EPS guidance for fiscal year 2016 compared to fiscal year 2015 after eliminating the aforementioned items, certain employee termination costs, the dilutive impact of shares issued in the CareFusion transaction and the anticipated impact of foreign currency translation. Management believes that these adjustments allow investors to better understand BD’s anticipated underlying performance for fiscal year 2016 in relation to fiscal year 2015.

BD’s management uses each of these non-GAAP measures in its own evaluation of BD’s performance, particularly when comparing performance to past periods and to the performance of peer companies. Management also uses the non-GAAP results for budget planning purposes on a quarterly and annual basis.

BD provides non-GAAP measures to investors on a supplemental basis, as they provide additional insight into BD’s financial results. Management believes the non-GAAP results provide a reasonable measure of BD’s underlying performance before the effects of items that are considered by management to be outside of BD’s underlying operational results or that affect period to period comparability.

Non-GAAP results should not be considered in isolation and are not in accordance with, or a substitute for, GAAP results. Our non-GAAP results may differ from similar measures used by other companies, even if similar terms are used to identify such measures. Although BD’s management believes non-GAAP results are useful in evaluating the performance of its business, its reliance on these measures is limited since items excluded from such measures may have a material impact on BD’s net income, earnings per share or cash flows calculated in accordance with GAAP. Therefore, management typically uses non-GAAP results in conjunction with GAAP results to address these limitations. Investors should also consider these limitations when evaluating BD’s results.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1    Press release dated February 3, 2016, which is furnished pursuant to Item 2.02

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY
(Registrant)

By:	/s/ Gary DeFazio
Gary DeFazio
Senior Vice President and Corporate Secretary

Date: February 3, 2016

Exhibit Index

99.1	Press release dated February 3, 2016, which is furnished pursuant to Item 2.02